Exhibit 11.1

ContiFinancial Corporation
Calculation of Earnings Per Share
For the three months ended September 30, 1998

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Basic and Diluted Computation for the three months ended September 30, 1998




Weighted average shares outstanding:

   Common stock excluding shares relating to employee incentive plans                        45,415,232

   Vested Restricted Shares Outstanding during the Quarter                                      738,274


                                                                             ---------------------------
Weighted Average Shares Outstanding                                                          46,153,506
                                                                             ---------------------------
Quarter income                                                                            ($114,251,000)
                                                                             ---------------------------
Basic Earnings Per Share                                                                         ($2.48)
                                                                             ===========================






Basic and Diluted computation for the six months ended September 30, 1998
Net Income (loss)                                                                        ($108,231,000)

Weighted Average Shares Outstanding
                 First quarter                                                      46,685,863
                 Second quarter                                                     46,153,506
                                                                            -------------------
                   Average                                                                   46,419,684
                                                                            ---------------------------
                     Year-to-date Basic  EPS                                                    ($2.33)
                                                                            ===========================
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